UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2017

FREEZE TAG, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54267	20-4532392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18062 Irvine Blvd, Suite 103

Tustin, California 92780

(Address of principal executive offices) (zip code)

(714) 210-3850

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

As disclosed in our Current Report on Form 8-K filed with the Commission on July 31, 2017, on July 25, 2017, we entered into Securities Exchange and Common Stock Agreements (the “CS Exchange Agreements”) with Craig Holland, Mick Donahoo, Robert Cowdell and the Holland Family Trust (together, the “CS Exchangers”), under which the CS Exchangers agreed to exchange certain promissory notes issued us to them into shares of our common stock automatically upon us completing a reverse stock split of our common stock with FINRA. On October 5, 2017, FINRA took our reverse stock split effective at the open of market. As a result, on October 5, 2017, we issued the CS Exchangers, the following shares of our post-split common stock: 37,849,200 shares to Craig Holland, 1,552,100 shares to Mick Donahoo, 3,072,100 shares to the assignee of Robert Cowdell, and 10,354,152 shares to the Holland Family Trust. These shares were all subject to a two-year lockup provision of the CS Exchange Agreements. These shares were issued with a standard Rule 144 restrictive legend. Based on the representations of the CS Exchangers in the CS Exchange Agreements, the issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investors were sophisticated, familiar with our operations, and there was no solicitation.

As disclosed in our Current Report on Form 8-K filed with the Commission on July 31, 2017, on July 25, 2017, we entered into Securities Exchange and Preferred Stock Agreements (the “PS Exchange Agreements”) with three different accredited investors (together, the “PS Exchangers”), under which the PS Exchangers agreed to exchange certain promissory notes issued us to them into shares of our Series B Convertible Preferred Stock automatically upon us completing a reverse stock split of our common stock with FINRA. On October 5, 2017, FINRA took our reverse stock split effective at the open of market. As a result, on October 5, 2017, we issued the PS Exchangers, the following shares of our Series B Convertible Preferred stock: 214,966 shares to Accredited Investor #1, 1,942,322 shares to Accredited Investor #2, and 51,094 shares to Accredited Investor #3. Also, one of the promissory notes with PS Exchangers remained open until it was closed on October 10, 2017. On October 10, 2017, we issued the PS Exchangers, the following shares of our Series B Convertible Preferred stock: 454,800 preferred shares to Accredited Investor #2. These shares were issued with a standard Rule 144 restrictive legend. Based on the representations of the PS Exchangers in the PS Exchange Agreements, the issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investors were accredited and sophisticated, familiar with our operations, and there was no solicitation.

On October 6, 2017, we received a notice from a non-affiliate holder of one of the last remaining convertible promissory note to issue 567,500 shares of our common stock pursuant to the holder notifying us of their election to convert $11,350 of principal due under the promissory note into the shares. The shares were issued on October 10, 2017. Due to the length of time since the holder lent us the funds and that the holder has held the note, the shares were issued without a standard Rule 144 restrictive legend. Based on the representations of the investor in the Convertible Promissory Note and the Notice of Conversion, the issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor was accredited and sophisticated, familiar with our operations, and there was no solicitation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 5, 2017, a 1-for-100 reverse stock split went effective with FINRA at the open of market. For the next twenty (20) trading days, our stock symbol will be “FRZTD” as a result of the stock split.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeze Tag, Inc., a Delaware corporation

Date: October 11, 2017	By:	/s/ Craig Holland
Craig Holland, President and
Chief Executive Officer
(Principal Executive Officer)

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